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                   McCurdy & Associates CPA's Inc.
                          27955 Clemens Road
                          Westlake, Ohio 44145
                          Phone:(440)835-8500
                          Fax: (440) 835-1093




               CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


  As independent public accountants, we hereby consent to the use in this Pre-effective Amendment No. 1 to the Registration
  Statement for the Upright Growth Fund of all references to our firm included in or made a part of this Amendment




  McCurdy & Associates CPA's, Inc.
  July 13, 1998
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